SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2005

LKQ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300
Chicago, IL  60602
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 621-1950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 3, 2005, our Board of Directors took the following three actions.

The Board approved an amendment to our Stock Option and Compensation Plan for Non-Employee Directors. Under this plan, we grant stock options and make quarterly cash payments to our non-employee directors. The directors may elect to take the cash compensation in the form of shares of our common stock. Prior to the amendment, each non-employee director received $40,000 annually for serving on the Board and an additional $5,000 annually for each committee of which such director was a member. The amendment increased the annual amount paid under the plan for serving on the Board to $50,000. A copy of the Stock Option and Compensation Plan for Non-Employee Directors, as amended, is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The Board adopted our 401(k) Plus Plan II. We adopted our first 401(k) Plus Plan in August 1999. These are non-qualified retirement plans that operate similarly to our standard retirement plan except that contributions by highly compensated employees are not subject to the maximum contribution percentages under the tax laws. In October 2004, the United States Congress passed a new law requiring certain changes to non-qualified retirement plans. The Internal Revenue Service issued initial guidance in December 2004 regarding the implementation of the new law. Although formal compliance with the new law is not required until the end of 2005, companies were expected to operate their plans in good faith compliance with the new law starting on January 1, 2005. Our 401(k) Plus Plan II is substantially similar to the first plan, except for changes made in an attempt to comply with the new law, which relate to the timing and form of payments under the plan. The first plan remains in effect for contributions made prior to December 31, 2004. The new 401(k) Plus Plan II applies to contributions commencing as of January 1, 2005. A copy of the 401(k) Plus Plan II is furnished as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The Board adopted 2005 bonus programs for our executive officers. The potential bonus of each executive officer is equal to the executive officer’s 2005 base salary (as of January 3, 2005) multiplied by a certain percentage. For each of our corporate executive officers (Joseph M. Holsten, Mark T. Spears, Frank P. Erlain and Victor M. Casini), the percentage varies based on the growth of our earnings per share for the year ending December 31, 2005 compared to the year ended December 31, 2004. For each of our regional executive officers (Stuart P. Willen, Leonard A. Damron and H. Bradley Willen), the percentage is determined by two factors: achievement of certain pretax income targets of such executive officer’s region or regions (which is weighted 80%) and growth of our earnings per share for the year ending December 31, 2005 compared to the year ended December 31, 2004 (which is weighted 20%). A copy of the form of the 2005 bonus program for our corporate executive officers is furnished as Exhibit 99.3 to this Current Report and is incorporated herein by reference. A copy of the form of the 2005 bonus program for our regional executive officers is furnished as Exhibit 99.4 to this Current Report and is incorporated herein by reference.

Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	LKQ Corporation Stock Option and Compensation Plan for Non-Employee Directors, as amended.
99.2	LKQ Corporation 401(k) Plus Plan II dated March 3, 2005 (incorporated by reference to Exhibit 10.17 to the Company’s report on Form 10-K for the year ended December 31, 2004).
99.3	Form of LKQ Corporation Executive Officer 2005 Bonus Program (Corporate).
99.4	Form of LKQ Corporation Executive Officer 2005 Bonus Program (Regional).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKQ Corporation

Date: March 9, 2005	By:	/s/ VICTOR M. CASINI
Victor M. Casini
Vice President and General Counsel